[State Street Research Letterhead]

                                                               December 28, 2001

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Dear Sir or Madam:

      On behalf of State Street Research Financial Trust, I am enclosing Form SE and the related exhibits to be incorporated by reference in the direct transmission of Form N-SAR for the year ended October 31, 2001.

                                   Sincerely,

                                   /s/ Edward T. Gallivan Jr.
                                   --------------------------------
                                   Edward T. Gallivan Jr.
                                   Assistant Treasurer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM SE Dated December 28, 2001
                                       ---------------------

                                      Twelve months
N-SAR                                 ended 10/31/01           811-4911
--------------------------------     ----------------    ---------------------
Report, Schedule or Statement of     Period of Report    SEC File No. of Form,
 Which the Documents Are a Part      (If Appropriate)    Schedule or Statement

State Street Research Financial Trust                    806390
--------------------------------------------------       ---------------------
(Exact Name of Registrant As Specified in Charter)       Registrant CIK Number


--------------------------------------------------------------------------------
Name of Person Other than the Registrant Filing the Form, Schedule or Statement


             The undersigned hereby files the following documents:

Attach an exhibit index and the exhibits not filed electronically as required by
    Item 601 of Regulation S-K, the applicable Form, Schedule or Statement.

                   SIGNATURES: Complete A or B, as Appropriate
                       See General Instructions to Form SE

A. Filings Made on Behalf of the Registrant: The Registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts on the 28th day of December, 2001.
               ------           -------------        ----        --------  ----

                                    State Street Research Financial Trust
                                    -------------------------------------
                                             (Name of Registrant)


                                    /s/ Edward T. Gallivan, Jr.
                                By: -------------------------------------
                                                 (Signature)


                                    Edward T. Gallivan, Jr.
                                    -------------------------------------
                                                 (Print Name)


                                    Assistant Treasurer
                                    -------------------------------------
                                                    (Title)


B. Filings Made by Persons Other Than the Registrant: After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

----------------    ------------------------------------------------------------
    (Date)                                (Signature)

                    ------------------------------------------------------------
                    (Print the Name and Title of Each Person Who Signs the Form)

SEC 2082 (12-89)

                      State Street Research Financial Trust
                      -------------------------------------
                              (Name of Registrant)

                                    Form SE

                          Exhibit Index for Form N-SAR

Item 77.          B.  Accountant's report on internal control

                  O.  Transaction effected pursuant to Rule 10f-3

                        Report of Independent Accountants

To the Shareholders and Trustees of State Street Research Financial Trust:

      State Street Research Government Income Fund
      State Street Research International Equity Fund
      State Street Research Strategic Income Plus Fund
      State Street Research Strategic Portfolios: Aggressive
      (individually a "Fund," collectively, the "Trust")

In planning and performing our audit of the financial statements of the Trust for the year ended October 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2001.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


December 7, 2001

                        ADDITIONAL ANSWERS TO FORM N-SAR
                                       for
                      STATE STREET RESEARCH FINANCIAL TRUST

Item 77: Attachments

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

1. From whom the securities were acquired: Salomon Smith Barney, Inc., J.P. Morgan Securities, Inc.

2. Identity of the underwriting syndicate's members: Salomon Smith Barney, Inc.; J.P. Morgan Securities, Inc.; Morgan Stanley & Co., Incorporated; Banc of America Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Incorporated; UBS Warburg LLC; BNP Paribas; Cochran, Caronia Securities LLC; Conning & Company; Dowling & Partners Securities, LLC; A.G. Edwards & Sons, Inc.; Epoch Partners; First Union Securities, Inc.; Fox-Pitt, Kelton Inc.; Friedman, Billings, Ramsey; Janney Montgomery Scott LLC; Keefe, Bruyette & Woods, Inc.; Legg Mason Wood Walker, Incorporated; Neuberger & Bergman; Shemano Group; Muriel Siebert & Co., Inc.

3. Terms of the transaction and the information or materials upon which the determination described in paragraph (h)(3) of rule 10f- 3 was made:
      Issuer was Willis Group Holdings Limited. The dollar amount purchased by State Street Research Strategic Aggressive Fund and State Street Research Strategic Income Plus Fund is $8,100.00 and 1,350.00 respectively. The securities are registered. The purchase price is not more than public offering price prior to end of first full business day after first date offered to public. The underwriting is a firm commitment. The commission spread or profit per share for this offering was $0.911 per share. The commission, spread or profit to principal underwriters is reasonable and fair compared to the commission, spread or profit received by other persons in connection with the underwriting of similar securities being sold during a comparable period of time. The issuer is other than a municipality and has been in continuous operation for not less than three years.